Exhibit 10.3

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) is made and entered into as of this 4th day of April, 2019 by and between BETA INVESTORS GROUP, L.L.C., an Illinois limited liability company (“Landlord”), as successor in interest to 373 Inverness, LLC, an Arizona limited liability company (“373 Inverness”) and AYTU BIOSCIENCE, INC, a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, 373 Inverness, LLC, an Arizona limited liability company, and Tenant entered into that certain Office Lease on August 15, 2015, (“Lease”) for the premises located at 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112, consisting of 6,579 rentable square feet (the “Premises”), and

WHEREAS, the parties desire to extend the Term of the Lease for the Premises and otherwise amend the Lease, all on the following terms and conditions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, Landlord and Tenant agree as follows:

1.
Recitals. The recitals set forth above are incorporated herein by reference.

2.
Lease Term. The Lease Term for the Premises is hereby extended for a period of thirty-six (36) months commencing on October 1, 2020 and expiring on September 30, 2023 (the “Second Extended Term”).

3.
Base Rent. The Base Rent for the Second Extended Term shall be as follows:

Period	Base Rent PSF	Base Rent Per Month	Base Rent Per Annum
10/1/20-09/30/21	$17.50	$9,594.38	$115,132.50
10/1/21-09/30/22	$18.00	$9,868.50	$118,422.00
10/1/22-09/30/23	$18.50	$10,142.63	$121,711.50

4. Right of First Refusal (“RFR”). Before entering into a new lease on all or any portion of the Building, and (1) as long as Tenant is not then in default under the Lease, and (2) the existing tenant in such available space elects not to renew its lease, Landlord will notify Tenant of the fair market base rent, rental increases and other applicable business terms (“Rental Terms”) upon which it would be willing to lease such available space to Tenant. Notwithstanding the sentence above, with respect to suite 110, Landlord has a prior obligation to offer the RFR to the tenant in suite 100. If the tenant in suite 100 declines to exercise its RFR then Tenant would have the right to exercise its RFR on Suite 110.

If within 5 business days after receipt of Landlord’s notice, Tenant agrees in writing to lease “Additional Space” at the Rental Terms, Landlord and Tenant will have a period of 30 days to negotiate a lease for Additional Space after Landlord’s receipt of Tenant’s notice of intent to lease on all the same terms of this Lease, except for the Rental Terms and tenant improvements, and other matters dependent upon the size of the Premises, such as Tenant’s Proportionate Share. If Tenant does not deliver its notice of intent to lease Additional Space offered in Landlord’s notice within such 5 business day period, or if Landlord and Tenant do not enter into a fully executed lease for Additional Space within such 30 day period, then this RFR will lapse and be of no further force and effect and Landlord will have the right to lease Additional Space to a third party on terms in Landlord’s sole discretion whether or not such terms and conditions are more or less favorable than those offered to Tenant. This RFR is personal to Tenant and is not assignable.

5. Brokers. Landlord and Tenant represent to each other that they have not dealt with any brokers in connection with this Second Amendment. Each party agrees to indemnify the other against any liability arising from a breach of the representations contained in this paragraph.

6. Miscellaneous.

A. This Second Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C. In the case of any inconsistency between the provisions of the Lease and this Second Amendment, the provisions of this Second Amendment shall govern and control.

D. The capitalized terms used in the Second Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Second Amendment.

E. The foregoing Second Amendment may be executed in counterparts, each of which when taken together, shall constitute on and the same document.

F. The parties executing this Second Amendment hereby represent and warrant that they have the authority to execute and bind the entity for which they are executing this Second Amendment in all respects.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date first written above.

LANDLORD:

BETA INVESTORS GROUP L.L.C., an Illinois limited liability company

By: Beta Mgr. Inc., an Illinois corporation Its: Manager

By:____________________________________
Name: Lisa K. Miner
Title: Executive Vice President

Date: __________________________________

TENANT:

AYTU BIOSCIENCE, INC, a Delaware corporation

By: ___________________________________
Name:
Title:

Date: __________________________________

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